EXHIBIT 22

Defiante Farmacêutica, S.A.

Aptafin S.p.A.

Sinaf S.A.

Paolo Cavazza

c/o Sigma-Tau Finanziaria S.p.A.

Corporate Legal Department

Attn: Fabio Amabile

Via Sudafrica, 20

Rome, Italy 00144

Ladies and Gentlemen:

In order to induce SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to name Defiante Farmacêutica, S.A., Aptafin S.p.A., Sinaf S.A. and Mr. Paolo Cavazza (each a “Selling Stockholder” and collectively, the “Selling Stockholders”) as selling stockholders in the prospectus supplement (the “Prospectus”) that forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-180131), as amended (the “Registration Statement”), and in consideration of the efforts the Company will expend in connection with the same, the undersigned Selling Stockholder agrees to reimburse the Company for fees and expenses incurred by the Company (including, without limitation, the reasonable out-of-pocket expenses related to preparation and filing of the Prospectus, the management presentations given in connection with the sale of shares of the Company’s common stock contemplated by the Prospectus (including, but not limited to, airfare, hotel and other expenses incurred in connection therewith, and the fees and expenses of the Company’s outside legal counsels, independent registered public accounting firm and investor relations firm in an aggregate amount not to exceed $125,000).  The undersigned Selling Stockholder agrees to pay such expenses by wire transfer of immediately available funds promptly following receipt of reasonable documentation of such fees and expenses, but in no event more than three business days thereafter.

No Selling Stockholder may make any sale pursuant to the Prospectus prior to such Selling Stockholder’s execution of this agreement.

Simultaneous with the execution and delivery of this letter agreement, each of the undersigned shall execute and deliver to the Company a lock-up letter agreement in the form of Exhibit A attached hereto.

By executing this letter agreement, the undersigned Selling Stockholder agrees to the indemnification provisions set forth in Exhibit B hereto, which provisions are incorporated into this letter agreement by reference and made a part hereof.

The Company, on the one hand, and the other parties hereto, on the other hand, represent and warrant to each other that this letter agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of such party and that neither this letter agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any governmental or regulatory agency or other third party or violates any law, regulation, contract or order binding on such party.  This letter agreement, including the exhibits hereto, represents the entire understanding among the parties hereto, and all prior discussions are merged herein.  This letter shall be governed by the internal laws of the State of Delaware applicable to contracts wholly executed and performed therein and may be amended only by written instrument executed by each of the parties hereto.

(Remainder of this page intentionally left blank; signatures begin on the next page.)

Very truly yours,

SciClone Pharmaceuticals, Inc.

By:	/s/ Friedhelm Blobel
Name: Friedhelm Blobel
Title: CEO and President

ACKNOWLEDGED AND AGREED THIS 30TH DAY OF APRIL, 2012

DEFIANTE FARMACÊUTICA, S.A.

By:	/s/ Paulo Viegas
Name: Paulo Viegas
Title: CEO

ACKNOWLEDGED AND AGREED THIS 30TH DAY OF APRIL, 2012

APTAFIN S.P.A.

By:	/s/ Emanuela Cavazza
Name: Emanuela Cavazza
Title: Vice President, Board of Directors

ACKNOWLEDGED AND AGREED THIS 30TH DAY OF APRIL, 2012

SINAF S.A.

By:	/s/ Fabio Poma
Name: Fabio Poma
Title: Authorized Person

ACKNOWLEDGED AND AGREED THIS 30TH DAY OF APRIL, 2012

PAOLO CAVAZZA

/s/ Paolo Cavazza

EXHIBIT A

A-1

LOCK-UP LETTER AGREEMENT

April 30, 2012

SciClone Pharmaceuticals, Inc.

950 Tower Lane, Suite 900

Foster City, California 94404

Ladies and Gentlemen:

The undersigned agrees that to induce SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to name the undersigned as a selling stockholder in the prospectus supplement (the “Prospectus”) that forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-180131):

(i)            the undersigned hereby agrees that, without the prior written consent of the Company, it will not, during the period commencing on the date hereof and ending on July 29, 2012 (the “First Restricted Period”), directly or indirectly (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.  Without limiting other remedies available to the Company, the undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock; and

(ii)           the undersigned hereby agrees that, without the prior written consent of the Company, it will not, during the period commencing on July 29, 2012 and ending on October 27, 2012 (the “Second Restricted Period”), directly or indirectly (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by

A-2

delivery of Common Stock or such other securities, in cash or otherwise, or (3) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.  Without limiting other remedies available to the Company, the undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock.

The foregoing restrictions shall not apply to (a) up to 1,000,000 shares sold in the aggregate by all selling stockholders named in the Prospectus during the Second Restriction Period, (b) block trades, which for purposes herein is a privately negotiated transaction which is executed apart and away from the Nasdaq market or (c) transfers among the undersigned or to any affiliates of the undersigned; provided that in the case of any transfer pursuant to clause (c), (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter, (ii) any such transfer shall not involve a disposition for value, and (iii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the First Restricted Period or the Second Restricted Period.

If the undersigned is an entity, the undersigned further represents and warrants that it has full power and authority to execute and deliver this agreement and that such execution and delivery has been duly authorized by all necessary or advisable action of the undersigned.

The undersigned understands that the Company is relying upon this agreement in proceeding toward the filing of the Prospectus.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

(Name)

(Address)

EXHIBIT B

(a)           Obligations of the Selling Stockholders to Indemnify.  Each selling stockholder shall, severally and not jointly, indemnify, defend and hold harmless the Company, its officers, directors, employees, legal counsel and accountants, each person or entity controlling the Company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel) to which each such indemnified party may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or otherwise (collectively, “Claims”) insofar as such Claims arise out of are based upon any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, the Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such selling stockholder specifically for use therein, and each such selling stockholder shall reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided that in no event shall any indemnity under this subsection (a) exceed the net proceeds from an offering under the Registration Statement received by such selling stockholder, except in the case of willful fraud by such selling stockholder.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of the securities the selling stockholder beneficially owns that are disclosed in the Prospectus (the “Registrable Securities”).

(b)           Procedure.  Any person entitled to indemnification under this letter agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Exhibit B, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraph of this Exhibit B, except to the extent the indemnifying party is materially and actually prejudiced thereby, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this letter agreement.  In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any reasonable expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c)           Contribution.  If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under clause (a) of this Exhibit B, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim, as well as other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Exhibit B were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Exhibit B.  The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d)            Payments.  The indemnification and contribution required by this Exhibit B shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(e)           Survival.  The indemnification and contribution provided for under this letter agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and will survive the transfer of any Registrable Securities.